UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2021 (December 29, 2020)

GX ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38914	83-1702591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 25th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 616-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	GXGXU	The NASDAQ Stock Market LLC

Class A Common Stock, par value $0.0001 per share	GXGX	The NASDAQ Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock	GXGXW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 29, 2020, GX Acquisition Corp., a Delaware corporation (the “Company”) held its 2020 annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) re-elected one director to serve as the Class I director the Company’s board of directors (the “Board”) until the 2023 annual meeting of stockholders of the Company or until his successor is duly elected and qualified and (ii) ratified the selection by the audit committee of the Marcum LLP (“Marcum”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

 Paul S. Levy was re-elected to serve as the Class I director. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
18,328,464	0	2,821,305	N/A

Proposal No. 2 – Ratification of independent registered public accounting firm

The stockholders ratified the selection of Marcum to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
21,109,546	1	40,222	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2021

GX ACQUISISTION CORP.

By:	/s/ Jay R. Bloom
Name: Jay R. Bloom
Title: Co-Chairman and Chief Executive Officer